UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2006

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32414

Texas	72-1121985
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8 Greenway Plaza, Suite 1330
Houston, TX 77046
(Address of principal executive offices, including zip code)

713.626.8525
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On January 23, 2006, W&T Offshore, Inc. ("the Company") issued a press release providing an update on its recent operations and exploratory success, 2006 capital and major expenditure budget, a recent acquisition of oil & gas properties, and first quarter and full year 2006 guidance. A copy of this press release is attached as exhibit 99.1

Item 7.01.    Regulation FD Disclosure

On January 23, 2006, the Company issued a press release announcing its plans to merge a wholly-owned subsidiary of the Company with a wholly-owned subsidiary of Kerr-McGee Oil & Gas Corporation, which owns substantially all of the Gulf of Mexico conventional shelf properties of Kerr-McGee. Upon completion of the merger, the Company will own 100% of the membership interest in the Kerr-McGee subsidiary. A copy of this press release is attached as exhibit 99.2

Item 9.01.    Financial Statements and Exhibits

Exhibit No. Description

Exhibit 99.1 W&T Offshore, Inc. Press Release, dated January 23, 2006.

Exhibit 99.2 W&T Offshore, Inc. Press Release, dated January 23, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T Offshore, Inc.

Date: January 23, 2006	By:	/s/ Stephen A. Landry
Stephen A. Landry
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	W&T Offshore, Inc. Press Release, dated January 23, 2006
EX-99.2	W&T Offshore, Inc. Press Release, dated January 23, 2006